DLH Reports Fiscal 2025 Second Quarter Results
Solid Cash Flow and Debt Reduction Strengthen Financial Outlook as Bid Activity Accelerates
Atlanta, Georgia – May 7, 2025 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of science research and development, systems engineering and integration, and digital transformation and cyber security solutions to federal agencies, today announced financial results for its fiscal second quarter ended March 31, 2025.

Second Quarter Highlights
•Second quarter revenue was $89.2 million in fiscal 2025 versus $101.0 million in fiscal 2024, reflecting small business conversions partially offset by contributions from contract awards.
•Earnings were $0.9 million, or $0.06 per diluted share, for the second quarter of fiscal 2025 versus $1.8 million, or $0.12 per diluted share, for the second quarter of fiscal 2024.
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") were $9.4 million for the second quarter of fiscal 2025 as compared to $10.2 million for the second quarter of fiscal 2024 due primarily to a reduction in revenue volume partially offset by appropriately scaling indirect costs.
•Total debt was $151.7 million as of March 31, 2025 versus $154.6 million as of September 30, 2024 and $167.0 as of December 31, 2024, reflecting $15.3 million of debt reduction during the fiscal second quarter.
•Contract backlog was $646.9 million as of March 31, 2025 versus $690.3 million as of September 30, 2024.

Management Discussion
“This past quarter saw well-publicized transformation across the federal government, but the strength of our strategic vision and commitment to providing innovative and cost-effective services has never been more evident," said Zach Parker, DLH President and Chief Executive Officer. “Our revenue for the quarter reflects the continued effect of contract conversions to small business contractors and the run out of acquired small business revenue. Despite these headwinds, our core services revenue remained strong as we delivered cutting-edge solutions in support of our customers' mission-critical work. Appropriate scaling of our indirect costs in anticipation of the revenue transition partially offset EBITDA reductions from the softer volume. As these conditions have evolved, we have protected our investment in new business growth initiatives that align with this administration's strategic imperatives. We continue to see the net impact of emerging White House policies as neutral to slightly positive for our Company.

"We reduced debt by about $15.3 million during the quarter, to $151.7 million, utilizing the $14.5 million of operating cash generated during the period, bolstered by strong accounts receivable collections. Moreover, we expect to make additional progress in debt reduction in the third and fourth quarters and remain focused on our goal of de-levering the Company to strengthen our balance sheet, reduce interest expense, and increase financial flexibility going forward. As a result of the credit amendment we executed in our fiscal first quarter, we remain well ahead of the financial thresholds in our debt covenants.

"Since a Continuing Resolution was enacted in March, we have seen a noticeable uptick in bid activity, with our pipeline of opportunities remaining robust and high-quality. With over $1.0 billion of value in new business proposals currently being evaluated, we anticipate the third and fourth quarters to reflect a higher amount of decision-making providing growth opportunities into fiscal 2026. We are confident in our ability to win new business given our focus on advanced engineering, digital transformation, data analytics, and cybersecurity applications. Having recently seen the President's fiscal year 2026 discretionary funding request, we believe that our innovative technology offerings will benefit from strong demand, and that the Company is well positioned for acceleration of growth in its core business in the quarters to come."

Results for the Three Months Ended March 31, 2025
Revenue for the second quarter of fiscal 2025 was $89.2 million versus $101.0 million in fiscal 2024, reflecting the impact of small business set-aside transitions, including $6.9 million of revenue from CMOP, $3.6 million from the previous administration's unbundling of contracts to set aside some portion for small businesses, and $1.3 million from the continued run out of acquired small business revenue.

Income from operations was $5.1 million versus $5.9 million in the fiscal 2024 second quarter and, as a percentage of revenue, the Company reported operating margin of 5.7% in fiscal 2025 versus 5.9% in the prior-year period. General and administrative expenses declined $3.1 million year-over-year, from $11.7 million in fiscal 2024 to $8.6 million in fiscal 2025, which as a percentage of revenue was 11.6% and 9.7%, respectively. The decrease in the current year is a result of appropriately scaling indirect costs as the company navigates the small business conversion headwinds.

Interest expense was $3.9 million in the fiscal second quarter of 2025 versus $4.2 million in the prior-year period, reflecting lower debt outstanding. Income before income taxes was $1.2 million for the second quarter this year versus $1.8 million in fiscal 2024, representing 1.4% and 1.7% of revenue, respectively, for each period..

For the three months ended March 31, 2025 and 2024, DLH recorded a $0.4 million and $(0.1) million provision and benefit for income tax expense, respectively. The tax provision from the prior year's period was positively impacted from the exercise of non-qualifying stock options. The Company reported net income of approximately $0.9 million, or $0.06 per diluted share, for the second quarter of fiscal 2025 versus $1.8 million, or $0.12 per diluted share, for the second quarter of fiscal 2024. As a percentage of revenue for fiscal 2025 and 2024, net income was 1.0% and 1.8%, respectively.

On a non-GAAP basis, EBITDA for the three months ended March 31, 2025 was approximately $9.4 million versus $10.2 million in the prior-year period, or 10.5% and 10.1% of revenue, respectively.
Key Financial Indicators
As of March 31, 2025 the Company had cash of $0.2 million and debt outstanding under its credit facilities of $151.7 million versus cash of $0.3 million and debt outstanding of $154.6 million as of September 30, 2024. DLH saw a sequential $15.3 million decrease in debt from the first quarter's level — $167.0 million — utilizing $14.5 million of operating cash generated during the period, driven by strong performance in collecting customer accounts receivable, some of which had been delayed during the fiscal first quarter. The Company anticipates that it will convert 50-55% of EBITDA to debt reduction over the course of the fiscal year. As of the end of the fiscal 2025 second quarter, DLH has satisfied all mandatory term amortization payments through December 31, 2025 and is in compliance with its financial covenants.

As of March 31, 2025 total backlog was approximately $646.9 million including funded backlog of approximately $106.2 million and unfunded backlog of $540.7 million.
Conference Call and Webcast Details
DLH management will discuss second quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, May 8, 2025. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 3751581.

About DLH
DLH (NASDAQ: DLHC), a Russell 2000 company, enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 2,400 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the risk that we will not realize the anticipated benefits of acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW
DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenue	$89,212	$101,007	$179,994	$198,857
Cost of operations:
Contract costs	71,209	79,112	143,591	158,193
General and administrative costs	8,623	11,710	17,079	19,407
Depreciation and amortization	4,265	4,243	8,572	8,496
Total operating costs	84,097	95,065	169,242	186,096
Income from operations	5,115	5,942	10,752	12,761
Interest expense	3,877	4,190	8,010	8,848
Income before provision for income tax	1,238	1,752	2,742	3,913
Provision for income tax expense (benefit)	360	(60)	750	(50)
Net income	$878	$1,812	$1,992	$3,963

Net income per share - basic	$0.06	$0.13	$0.14	$0.28
Net income per share - diluted	$0.06	$0.12	$0.14	$0.27

Weighted average common stock outstanding
Basic	14,386	14,205	14,386	14,118
Diluted	14,454	14,946	14,454	14,823

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands except par value of shares)

	March 31, 2025	September 30, 2024
	(unaudited)
ASSETS
Current assets:
Cash	$196	$342
Accounts receivable	51,713	49,849
Other current assets	3,129	2,766
Total current assets	55,038	52,957
Goodwill	138,161	138,161
Intangible assets, net	100,093	108,321
Operating lease right-of-use assets	6,956	6,681
Deferred taxes, net	4,715	6,245
Equipment and improvements, net	1,487	1,830
Other long-term assets	157	186
Total assets	$306,607	$314,381
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$17,362	$25,290
Debt obligations - current, net of deferred financing costs	17,036	12,058
Accrued payroll	12,446	12,848
Operating lease liabilities - current	2,716	2,652
Other current liabilities	357	394
Total current liabilities	49,917	53,242
Long-term liabilities:
Debt obligations - long-term, net of deferred financing costs	130,271	137,316
Operating lease liabilities - long-term	12,666	12,789
Other long-term liabilities	904	902
Total long-term liabilities	143,841	151,007
Total liabilities	193,758	204,249
Shareholders' equity:
Common stock, $0.001 par value; 40,000 shares authorized; 14,386 and 14,386 shares issued and outstanding at March 31, 2025 and September 30, 2024, respectively	14	14
Additional paid-in capital	100,995	100,270
Retained earnings	11,840	9,848
Total shareholders’ equity	112,849	110,132
Total liabilities and shareholders' equity	$306,607	$314,381

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Six Months Ended
	March 31,
	2025	2024
Operating activities
Net income	$1,992	$3,963
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,572	8,496
Amortization of deferred financing costs charged to interest expense	880	1,040
Stock-based compensation expense	725	1,573
Deferred taxes, net	1,530	42
Changes in operating assets and liabilities:
Accounts receivable	(1,864)	3,662
Other assets	(638)	2,187
Accounts payable and accrued liabilities	(7,927)	(6,669)
Accrued payroll	(402)	(2,038)
Other liabilities	97	(1,955)
Net cash provided by operating activities	2,965	10,301
Investing activities
Purchase of equipment and improvements	(1)	(466)
Net cash used in investing activities	(1)	(466)
Financing activities
Proceeds from revolving line of credit	117,850	161,555
Repayment of revolving line of credit	(116,008)	(157,079)
Repayments of debt obligations	(4,750)	(13,063)
Payments of deferred financing costs	(202)	—
Proceeds from issuance of common stock upon exercise of options and warrants	—	261
Payment of tax obligations resulting from net exercise of stock options	—	(1,486)
Net cash used in financing activities	(3,110)	(9,812)
Net change in cash	(146)	23
Cash - beginning of period	342	215
Cash - end of period	$196	$238
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$7,165	$7,873
Cash paid during the period for income taxes	$508	$1,798
Supplemental disclosure of non-cash activity
Common stock surrendered for the exercise of stock options	$—	$2,324
Lease liability recognized to acquire a right-of-use asset	$1,377	$—

Non-GAAP Financial Measures
The Company uses EBITDA and EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. We define EBITDA as net income excluding (i) depreciation and amortization, (ii) interest expense, net and (iii) provision for income tax expense (benefit). EBITDA as a percent of revenue is EBITDA for the measurement period divided by revenue for the same period.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

EBITDA is not a recognized measurement under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance investors should (i) evaluate adjustments in our reconciliation to the nearest GAAP financial measures and (ii) use non-GAAP measures in addition to, and not as an alternative to, measures of our operating results, as defined under GAAP.

Reconciliation of GAAP net income to EBITDA, a non-GAAP measure (in thousands):

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2025	2024	Change	2025	2024	Change
Net income	$878	$1,812	$(934)	$1,992	$3,963	$1,971
(i) Depreciation and amortization	4,265	4,243	22	8,572	8,496	(76)
(ii) Interest expense, net	3,877	4,190	(313)	8,010	8,848	838
(iii) Provision for income tax expense (benefit)	360	(60)	420	750	(50)	(800)
EBITDA	$9,380	$10,185	$(805)	$19,324	$21,257	$1,933

Net income as a % of revenue	1.0%	1.8%	(0.8)%	1.1%	2.0%	(0.9)%
EBITDA as a % of revenue	10.5%	10.1%	0.4%	10.7%	10.7%	—%
Revenue	$89,212	$101,007	$(11,795)	$179,994	$198,857	$(18,863)
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